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Exhibit 99.1

FOG CUTTER CAPITAL GROUP INC.

PRO FORMA FINANCIAL INFORMATION—NARRATIVE FORMAT

        The following unaudited pro forma financial information of Fog Cutter Capital Group Inc. (the "Company") gives effect to the sale of fourteen mortgage-backed securities as if the transaction had occurred as of January 1, 2001 with respect to the unaudited pro forma operating information and as of September 30, 2002 with respect to the unaudited pro forma financial condition information.

        The unaudited pro forma financial information is not necessarily indicative of the results that might have been achieved by the Company if the sale had been consummated as of the indicated dates. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company, together with the related notes thereto, which were filed November 14, 2002 on Form 10-Q for the period ended September 30, 2002.

        In a series of securities transactions, closing from November 15, 2002 through November 18, 2002, Fog Cutter Capital Group Inc. (the "Company") sold fourteen mortgage-backed securities having a combined carrying value at September 30, 2002 of $53.2 million to an unaffiliated third party. The sales price of $53.2 million was determined through arms length negotiations between the Company and the buyer.

        The pro forma effect of these transactions on the September 30, 2002 statement of financial condition would have resulted in a decrease in total assets from $102.3 million to $68.1 million and a decrease in total liabilities from $50.8 million to $16.6 million. The decrease in total assets of $34.2 million is the result of the following: 1) the sale of mortgage-backed securities with a carrying value of $53.2 million and, 2) the charge-off of $0.8 million in capitalized financing costs included in other assets relating to the prior financing of the sold bonds. These amounts were offset, in part, by $19.8 million of net additional cash provided by sale of the disposed assets.

        The pro forma decrease in total liabilities of $34.2 million is the result of: 1) the repayment of $33.1 million in borrowings relating to the disposed assets and 2) the reduction in income taxes payable of $1.1 million as a result of the pro forma utilization of net operating loss carryforwards to partially offset the liability.

        Stockholders' equity and temporary equity would remain unchanged at $47.6 million and $3.9 million, respectively, since all of the unrealized appreciation on the bonds was included in other comprehensive income at September 30, 2002.

        Additionally, the pro forma effect of these transactions would result in the following changes to the operations of the Company for the year ended December 31, 2001 and the nine months ended September 30, 2002:

        Decrease in net interest income of $1.6 million and $1.5 million for the year ended December 31, 2001 and the nine months ended September 30, 2002, respectively.

        Increase in gain on sale of securities of $6.9 million for the year ended December 31, 2001.

        Net loss for the year ended December 31, 2001 would have decreased from $17.9 million to $12.6 million. Basic and diluted net loss per share of $1.71 would decrease to $1.20 per share.

        Net income for the nine months ended September 30, 2002 would have decreased from $11.8 million to $10.3 million. Basic and diluted earnings per share of $1.18 and $1.17, respectively, would decrease to $1.03 and $1.02, respectively, per share.

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All of the statements contained in this release, which are not identified as historical, should be considered forward-looking. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the company which are identified as forward-looking, the company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Such factors include but are not limited to, the real estate market, the availability of real estate assets at acceptable prices, the availability of financing, interest rates, and European markets. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements have not been audited by, examined by, or subjected to agreed-upon procedures by independent accountants, and no third party has independently verified or reviewed such statements. Readers of this release should consider these facts in evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the company or any other person that the forward-looking statements contained in this release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

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  Exhibit 99.1